ALPHANET SOLUTIONS, INC.
7 Ridgedale Avenue
Cedar Knolls, New Jersey 07927

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held July 31, 2002

     The Annual Meeting of Shareholders (the “Meeting”) of AlphaNet Solutions, Inc., a New Jersey corporation (the “Company”), will be held at the offices of the Company, 7 Ridgedale Avenue, Cedar Knolls, New Jersey, on Wednesday, July 31, 2002, at 10:00 a.m., local time, for the following purposes:

(1)           To elect six directors to serve until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;

(2)           To ratify an amendment to the 1995 Stock Plan;

(3)           To ratify the appointment of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 2002; and

(4)           To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Only holders of record of common stock of the Company at the close of business on June 18, 2002 are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such shareholders will be open to the examination of any shareholder at the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE SHAREHOLDER APPOINTING SUCH PROXY AT ANYTIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ENSURE THAT ALL OF YOUR SHARES WILL BE REPRESENTED.

By Order of the Board of Directors, Jack P. Adler, Secretary

Cedar Knolls, New Jersey June 28, 2002

The Company’s 2001 Annual Report accompanies this Proxy Statement.

ALPHANET SOLUTIONS, INC.
7 Ridgedale Avenue
Cedar Knolls, New Jersey 07927

_________________

PROXY STATEMENT

_________________

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of AlphaNet Solutions, Inc. (“AlphaNet Solutions”or the “Company”) of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on Wednesday, July 31, 2002 (the “Meeting”), at the offices of the Company, 7 Ridgedale Avenue, Cedar Knolls, New Jersey at 10:00 a.m., local time, and at any adjournment or adjournments thereof. Only holders of record of common stock of the Company, $0.01 par value (“Common Stock”), as of the close of business on June 18, 2002, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of that date, there were 6,588,413 shares of Common Stock issued and outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on any matter presented at the Meeting.

     If proxies in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted: (i) FOR the election of the six nominees for director named in this Proxy Statement; (ii) FOR the proposal to amend the 1995 Stock Plan (the “Plan”); (iii) FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s auditors for the year ending December 31, 2002; and (iv) in the discretion of the persons named in the enclosed form of proxy, on any other matters which may properly come before the Meeting or any adjournment or adjournments thereof. Any shareholder who has submitted a proxy may revoke it at any time before it is voted by giving notice to the Secretary of the Company or by submitting a duly executed proxy bearing a later date. The mere presence at the Meeting of the person appointing a proxy does not, however, revoke the appointment.

     The presence, in person or by proxy, of holders of shares of Common Stock representing a majority of the shares of Common Stock outstanding constitutes a quorum for the commencement of the Meeting. The affirmative vote of a plurality of the shares of Common Stock represented at the Meeting is required for the election of directors, and the affirmative vote of a majority of the votes cast at the Meeting is required to ratify the amendment to the 1995 Stock Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for 2002.

     Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, but are not counted as a vote cast at the Meeting and thus have no effect on the outcome. Broker non-votes (when shares are represented at the Meeting by a proxy specifically conferring only limited authority to vote on certain matters and no authority to vote on other matters) are included in the determination of the number of shares represented at the Meeting for purposes of determining whether a quorum is present but are not counted as votes cast for purposes of determining whether a proposal has been approved and thus have no effect on the outcome.

     This Proxy Statement, together with the related proxy card, is being mailed to the shareholders of the Company on or about June 28, 2002. The Annual Report to Shareholders of the Company for the year ended December 31, 2001, including financial statements (the “Annual Report”) is being mailed together with this Proxy Statement to all shareholders of record as of June 18, 2002. The Company has provided brokers, dealers, banks, voting trustees and their nominees, at the Company’s expense, with additional copies of the Annual Report to permit such record holders to supply such materials to beneficial owners determined as of June 18, 2002.

Item I

ELECTION OF DIRECTORS

     General. At the Meeting, six directors, constituting the entire Board of Directors, are to be elected to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified. In the event any of the nominees should become unavailable or unable to serve as a director, the persons named in the accompanying proxy intend to vote for such other person or persons, as the Board of Directors may designate as a substitute nominee. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Each of the nominees has consented to being named as a nominee in this Proxy Statement and to serve if elected.

     Set forth below is a brief description of each nominee for director, including name, age and principal occupation or employment during the past five years.

Nominees for Election as Directors

STAN GANG

     Stan Gang, 67, founded AlphaNet Solutions and has served as the Chairman of the Board since 1984. From 1984 through June 1999, and again from March 2001 to December 2001, Mr. Gang served as Chief Executive Officer of the Company. Effective December 1, 2001, Mr. Gang retired as the Company’s Chief Executive Officer. Mr. Gang has 40 years of experience in the computer sales and services industry. Prior to joining AlphaNet Solutions, Mr. Gang was employed in various management capacities by IBM Corporation, MAI Equipment Corporation and Memorex Telex. Mr. Gang has been a Director of AlphaNet Solutions since 1984. Mr. Gang is the father of Michael Gang, a nominee for Director described below.

RICHARD G. ERICKSON

     Richard G. Erickson, 41, has since March 2002 served as President and Chief Executive Officer of the Company in a consulting capacity through New England Associates LLC, a professional services turnaround consultancy of which he is president. Mr. Erickson, a technology and operations executive with 20 years of industry experience, was most recently Senior Vice President, Operations of Scient, Inc., an e-business consulting firm. Mr. Erickson previously held the same position with iXL Enterprises, Inc. prior to the 2001 merger of Scient and iXL. From 1998 to 2000, Mr. Erickson was Managing Director, Tri-State Region, of Aztec Technology Partners, a network and e-infrastructure consulting services firm. From 1988 to 1998, Mr. Erickson was a principal and President of Digital Network Associates, a network integration services company.

MICHAEL GANG

     Michael Gang, 35, joined AlphaNet Solutions in April 1989 and has been a National Account Manager/Sector Director of AlphaNet Solutions since that time. From September 1995 through October 1997, he served as Secretary of AlphaNet Solutions. Mr. Gang has been a Director of AlphaNet Solutions since September 1995. Mr. Gang is the son of Stan Gang, a nominee for Director described above.

IRA COHEN

     Ira Cohen, 51, has, since 1988, served as a Managing Director of Updata Capital, Inc., an investment banking firm focused on mergers and acquisitions in the information technology industry. Mr. Cohen founded Updata Software, Inc. and, from 1986 to 1988, served as that company’s Chief Financial Officer. Mr. Cohen is also a director of Datastream Systems, Inc. Mr. Cohen is a registered Certified Public Accountant in New York and New Jersey. Mr. Cohen has been a Director of AlphaNet Solutions since May 1999.

THOMAS F. DORAZIO

     Thomas F. Dorazio, 44, has, since 1995, been Vice President of Information Services for the New York State Electric and Gas Corporation (“NYSE&G”) and, since 1998, Chairman of the Board of Energy East Telecommunications, Inc., a wholly-owned subsidiary of Energy East Corporation. Mr. Dorazio also serves on the Advisory Board of the Syracuse University Center for Business Information Technologies. Mr. Dorazio has been a Director of AlphaNet Solutions since May 1999.

DOREEN A. WRIGHT

     Doreen A. Wright, 45, has, since 2001, been Senior Vice President, Chief Information Officer of Campbell Soup Company. Prior thereto, from 1999 to 2001, Ms. Wright was the Executive Vice President and Chief Information Officer of Nabisco, Inc. From 1995 to 1998, Ms. Wright was Senior Vice President, Operations & Systems of Prudential Investments, a division of the Prudential Insurance Company of America. Ms. Wright currently serves on the Rutgers Business Board of Advisors and on the Board of Trustees of the American Repertory Ballet. Ms. Wright has been a Director of AlphaNet Solutions since March 2001.

     The Board of Directors recommends that shareholders vote “FOR”each of the nominees for the Board of Directors.

Committees and Meetings of the Board

     In 2001, the Board of Directors held eight meetings, the Executive Committee held five meetings, the Audit Committee held two meetings, the Compensation Committee held no meetings, and the Options Committee held no meetings. There is no standing nominating committee. Each director attended at least 75% of the meetings of the Board of Directors and of their respective committees.

     Executive Committee. The Executive Committee was established in September 2001 to oversee day-to-day management of the Company following announcement of the retirement of Stanley Gang as the Company’s chief executive officer effective December 1, 2001. The Executive Committee was abolished by the Board in April 2002. The members of the Executive Committee were Messrs. Cohen (Chairperson) and Dorazio and Ms. Wright.

     Audit Committee. The Audit Committee reviews the results and scope of the audit and other services provided by the Company’s independent accountants. The current members of the Audit Committee are Messrs. Cohen (Chairperson) and Dorazio and Ms. Wright.

     Compensation Committee. The Compensation Committee approves salaries and certain incentive compensation for management and key employees of the Company and administers the Employee Stock Purchase Plan. The current members of the Compensation Committee are Messrs. Dorazio (Chairperson) and Cohen and Ms. Wright.

     Options Committee. The Options Committee administers the Company's 1995 Stock Plan. The current members of the Options Committee are Messrs. Cohen (Chairperson) and Dorazio and Ms. Wright.

Compensation of Directors

     The Company’s non-employee directors currently receive compensation of $1,500 per meeting for each meeting attended, other than brief telephonic meetings. In addition, each of the non-employee directors who served on the Executive Committee or currently serve on the Audit, Compensation and Options Committees of the Board of Directors receives a $500 fee per meeting attended for each committee meeting held on a day or days other than the day of a regularly-scheduled Board of Directors meeting. The Company also provides reimbursement to directors for reasonable and necessary expenses incurred in connection with attendance at meetings of the Board of Directors and its Committees.

     Pursuant to the Company’s 1995 Non-Employee Director Stock Option Plan, non-employee directors also receive fully-vested options to purchase 5,000 shares of Common Stock upon the date first elected a director and additional fully-vested options to purchase 5,000 shares of Common Stock upon the date of each re-election at an annual meeting of shareholders. In consideration of their service on the Executive Committee, on October 31, 2001, Mr. Dorazio and Ms. Wright each received additional fully-vested options to purchase 12,500 shares of Common Stock under the 1995 Non-Employee Director Stock Option Plan. Directors who are employees of the Company are eligible to participate in the Company’s 1995 Stock Plan.

EXECUTIVE OFFICERS

The following table identifies the current executive officers of the Company:

	Age	Capacities in Which Served	In Current Position Since

Stan Gang	67	Chairman of the Board	June 1984

Richard G. Erickson*	41	President and Chief Executive	March 2002
		Officer

William S. Medve	43	Executive Vice President, Chief	April 2000
		Financial Officer and Treasurer

Jack P. Adler	49	Executive Vice President, Secretary	March 1999
		and General Counsel

     * Mr. Erickson currently serves as President and Chief Executive Officer of the Company in a consulting capacity through New England Associates, LLC, a professional services turnaround consultancy of which he is president.

     For biographical information concerning Mr. Gang and Mr. Erickson, see Item 1 "Election of Directors" beginning on page 2.

WILLIAM S. MEDVE

     William S. Medve, 43, joined AlphaNet Solutions in April 2000 as Senior Vice President, Chief Financial Officer and Treasurer. In March 2001, he was named an Executive Vice President of AlphaNet Solutions. From 1997 to 2000, Mr. Medve was Senior Vice President, Finance of Microwarehouse, Inc. Prior thereto, from 1994 to 1997, he was Chief Financial Officer of various business units of The Walt Disney Co., and from 1983 to 1994 was with PricewaterhouseCoopers LLP. Mr. Medve is a Certified Public Accountant.

JACK P. ADLER

     Jack P. Adler, 49, joined AlphaNet Solutions in March 1999 as Senior Vice President, Secretary and General Counsel. In March 2001, he was named an Executive Vice President of AlphaNet Solutions. From 1997 to 1999, Mr. Adler was Senior Vice President, Secretary and General Counsel of EA Engineering, Science and Technology, Inc. Previously, from 1983 to 1996, he was in-house counsel for several leading corporations in the telecommunications, computer, and environmental industries. Mr. Adler is a member of the American and New Jersey Corporate Counsel Associations and the New Jersey General Counsels Group.

     Executive officers of the Company are elected annually by the Board of Directors and serve until their successors are duly elected and qualified, subject to earlier termination by removal or resignation.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors, executive officers and shareholders who beneficially own more than 10% of any class of equity securities of the Company (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with respect to the Company’s equity securities with the Securities and Exchange Commission (the “SEC”). All Reporting Persons are required by SEC regulation to furnish the Company with copies of all reports that such Reporting Persons file with the SEC pursuant to Section 16(a).

     Based on a review of these filings, the Company believes that the required filings by the Reporting Persons were timely made.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth compensation information for the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company for the years indicated.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation Awards

Name and Prinicpal Position	Fiscal Year	Salary($)	Bonus($)	Other Annual Compensation (6)($)	Securities Underlying Options(#)	All Other Compensation (7)($)

Stan Gang (1)	2001	250,016	--	--	--	1,400
Chairman and Former	2000	250,016	--	--	--	1,400
Chief Executive Officer	1999	250,000	--	--	--	2,308

Donald A. Deieso (2)	2001	177,541	--	--	--	--
Former President and	2000	240,000	--	--	--	--
Chief Executive Officer	1999	128,307	96,000	--	105,000	--

William S. Medve (3)	2001	213,808	--	--	30,000	2,842
Executive Vice President,	2000	136,615	10,000	--	50,000	2,510
Chief Financial Officer
and Treasurer

Jack P. Adler (4)	2001	195,154	--	--	10,000	2,608
Executive Vice	2000	157,692	10,000	--	20,000	3,400
President, Secretary and	1999	122,308	45,000	--	20,000	2,529
General Counsel

Vincent Tinebra (5)	2001	218,230	60,000	--	150,000	1,400
Former President and
Chief Operating Officer

(1)	Mr. Gang retired as the Company’s Chief Executive Officer effective December 1, 2001. Mr. Gang continues to receive his base salary of approximately $250,000 plus benefits in anticipation of agreement upon a mutually satisfactory severance package. The Company has recorded an estimated charge of $500,000 associated with this arrangement pending finalization of a definitive severance agreement.

(2)	Dr. Deieso joined AlphaNet Solutions in June 1999 as President and Chief Executive Officer. He was separated from AlphaNet Solutions in March 2001.

(3)	Mr. Medve joined AlphaNet Solutions in April 2000 as Senior Vice President, Chief Financial Officer and Treasurer.

(4)	Mr. Adler joined AlphaNet Solutions in March 1999 as Senior Vice President, Secretary and General Counsel.

(5)	Mr. Tinebra joined AlphaNet Solutions in March 2001 as President and Chief Operating Officer. Effective April 12, 2002, Mr. Tinebra entered into a Severance and Release Agreement providing for his resignation as President and Chief Operating Officer of AlphaNet Solutions.

(6)	The costs of certain benefits are not included because they did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus as reported above.

(7)	Represents 401(k) contributions made by AlphaNet Solutions on behalf of the named executive officer.

7

STOCK OPTION GRANTS IN 2001

     The following table sets forth information regarding stock options granted during the fiscal year ended December 31, 2001 pursuant to the Company’s 1995 Stock Plan to each of the named executive officers.

					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)

Stan Gang	--	--	--	--	--	--

Donald A. Deieso	--	--	--	--	--	--

William S. Medve	30,000	6.9	2.63	8/2/11	49,620	125,746

Jack P. Adler	10,000	2.3	2.63	8/2/11	16,540	41,915

Vincent Tinebra	100,000	23.1	1.75	3/12/11	110,057	278,905
	50,000	11.6	2.63	8/2/11	82,700	209,577

(1)	Represents the difference between (i) the market value of the Common Stock for which the option may be exercised, assuming that the market value of the Common Stock on the date of grant appreciates in value to the end of the ten-year option term at rates of 5% and 10% per annum, respectively, and (ii) the exercise price of the option.

8

     Option Exercises and Year-End Option Holdings. The following table sets forth information regarding option exercises during the fiscal year ended December 31, 2001 as well as fiscal 2001 year-end option holdings for each named executive officer.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At Fiscal Year-End (#)		Value of Unexercised In- The-Money Options At Fiscal Year-end($)(1)

Stan Gang	--	--	--	--	--	--
Donald A. Deieso	--	--	5,000	--	--	--
William S. Medve	--	--	32,500	47,500	--	--
Jack P. Adler	--	--	24,000	26,000	--	--
Vincent Tinebra	--	--	37,500	112,500	7,500	22,500

(1)	Based on a year-end fair market value of the underlying securities equal to $2.05 per share at December 31, 2001.

9

Employment Contracts, Termination of Employment and Change-of-Control Arrangements

     Stan Gang, Chairman of the Board of the Company, retired as the Company’s Chief Executive Officer effective December 1, 2001. Mr. Gang continues to receive his base salary of approximately $250,000 plus benefits in anticipation of agreement upon a mutually satisfactory severance package.

     Effective June 8, 2000, the Company entered into a Change-of-Control Agreement with William S. Medve, Executive Vice President, Chief Financial Officer and Treasurer, and effective June 8, 1999, the Company entered into a Change-of-Control Agreement with Jack P. Adler, Executive Vice President, Secretary and General Counsel. Pursuant to the agreements, the executives are entitled to continuation of salary and all benefits for one year in the event that a “change-of-control” results in either involuntary termination of employment with the Company or the voluntary resignation of the executive due to a reduction in salary or benefits. In the event of such “change-of-control,” all stock options issued to the executive immediately vest and become exercisable.

     Under these Change-of-Control Agreements, a “change-of-control” is deemed to have occurred in the event that (i) there is an acquisition (including as a result of merger) by any “person” (as such term is used in Section 13(d) of the Exchange Act) or persons “acting in concert” of beneficial ownership, directly or indirectly, of securities of the Company representing more than 25% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors of the Company; and (ii) Stanley Gang ceases to be the Chairman of the Board of the Company.

     Effective April 12, 2002, Mr. Tinebra entered into a Severance and Release Agreement providing for Mr. Tinebra’s resignation as President and Chief Operating Officer of the Company. Pursuant to the agreement, Mr. Tinebra served in a consulting capacity with the Company from April 12, 2002 through May 10, 2002. During this period and for an additional twenty-six (26) weeks thereafter, he has continued and will continue to receive his base salary and certain other benefits. In connection with Mr. Tinebra’s resignation, the president title was assumed by Mr. Erickson and the position of chief operating officer was eliminated.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee is comprised of Thomas F. Dorazio (Chairperson), Ira Cohen and Doreen A. Wright. Currently, except as disclosed below, there are no Compensation Committee interlocks between the Company and any other entities involving the Company’s executive officers and Board of Directors who serve as executive officers of such entities.

     Mr. Cohen, a director and member of the Audit, Compensation and Options Committees, is a principal of Fallen Angel Capital LLC (“Fallen Angel”), a Delaware limited liability company which is the general partner of Fallen Angel Equity Fund, L.P., a Delaware limited partnership which owns more than 10% of the Common Stock of the Company. In May 2000, the Company’s shareholders authorized the issuance to Fallen Angel of a warrant (the “Warrant”) to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $5.00 per share, exercisable for a period of one year commencing on May 19, 2000 and ending on May 18, 2001. The Warrant was issued in consideration for investment banking advisory services rendered by Fallen Angel in connection with the Company’s preferred stock investment in nex-i.com Inc., in which Fallen Angel Equity Fund, L.P. also participated.

     In October 2000, the Company’s Board of Directors authorized the execution of an engagement letter with Updata Capital, Inc., an investment advisory firm of which Mr. Cohen is Managing Director (“Updata Capital”), pursuant to which Updata Capital was engaged on an exclusive basis as a financial advisor to assist the Company’s management and Board of Directors in examining strategic alternatives to maximize shareholder value. The engagement, which was terminable by either party on thirty days’prior notice, provided for the payment of a “success” fee to Updata Capital of the aggregate consideration paid in certain transactions. The engagement letter also contained customary expense reimbursement and indemnification provisions. The Company terminated the engagement effective July 2001. From time to time thereafter, the Company renewed this arrangement with Updata Capital to act in a similar capacity. No amounts were paid by the Company to Updata Capital in 2001 in connection with this engagement.

Performance Graph

     The graph set forth below shows the cumulative total shareholder return (i.e., price change plus reinvestment of dividends, if any) on the Company’s Common Stock, for the period beginning at the market close on December 31, 1996, the last trading day before the beginning of the Company’s fifth preceding fiscal year, and ending on December 31, 2001, the last day of the Company’s last completed fiscal year, as compared over such period with: (i) the Nasdaq Composite Index, and (ii) the Peer Group Index (capitalization weighted). The stock performance graph assumes that $100 was invested on December 31, 1996. The stock performance shown on the graph below is not indicative of future price performance.

COMMON STOCK PERFORMANCE GRAPH(1)(2)
Among the Company, the Nasdaq Composite Index
and the Peer Group Index(3)
(Capitalization Weighted)

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG ALPHANET SOLUTIONS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND A PEER GROUP

[CHART ]

* $100 invested on 12/31/96 in stock or index-
including reinvestment of dividends, if any.
Fiscal years ending December 31.

	Cumulative Total Return Fiscal Year Ended December 31,

	1996	1997	1998	1999	2000	2001

ALPHANET SOLUTIONS, INC	100.00	71.88	23.05	25.39	10.55	12.81
NASDAQ STOCK MARKET (U.S.)	100.00	122.48	172.68	320.89	193.01	153.15
PEER GROUP	100.00	79.31	57.75	56.82	32.11	36.58

(1)	Graph assumes $100 invested on December 31, 1996 in the Company’s Common Stock, the Nasdaq Composite Index and the Peer Group Index (capitalization weighted).

(2)	Cumulative total return assumes reinvestment of dividends, if any.

(3)	The Company has constructed a Peer Group Index consisting of other computer systems integrators that also provide information technology consulting services to their clients, CompuCom Systems, Inc., Datatec Systems, Inc., Government Technology Services, Inc., Micros-to-Mainframes, Inc., Pomeroy Computer Resources, Inc., and TransNet Corporation. The Company believes that these companies most closely resemble the Company's business mix and that their performance is representative of the industry.

12

Compensation Committee Report on Executive Compensation

     The Company’s executive compensation policy is designed to attract and retain highly qualified individuals for its executive positions and to provide incentives for such executives to achieve maximum Company performance by aligning the executives’interest with that of shareholders by basing a portion of compensation on the Company’s performance.

     The Compensation Committee generally reviews and determines base salary levels for executive officers of the Company at or about the start of the fiscal year and determines actual bonuses after the end of the fiscal year based upon Company and individual performance.

     The Company’s executive officer compensation program is comprised of base salary, discretionary annual cash bonuses, stock options, auto allowance, and various other benefits, including medical insurance and a 401(k) plan, which are generally available to all employees of the Company.

     Salaries are established in accordance with industry standards through review of publicly available information concerning the compensation of officers of comparable companies. Consideration is also given to relative responsibility, seniority, individual experience and performance. Salary increases are generally made based on increases in the industry for similar companies with similar performance profiles and/or attainment of certain division or Company goals.

     Certain senior executives and key managers who have a direct and measurable ability to impact the Company’s financial results are eligible to participate in the Company’s Incentive Plan, subject to approval by the Compensation Committee. The purpose of the plan is to motivate senior executives through variable compensation toward the attainment of corporate and individual goals. Each participant is assigned an incentive target expressed as a percentage of base salary. The incentive target is based on corporate earnings per share, business unit financial performance, and other critical operating objectives.

     During 2001, all executive officers, including the Chief Executive Officer, and certain other corporate officers, were eligible to receive a bonus of up to 50% of their base salary. The Company failed to attain the business objectives established; consequently, no bonuses were disbursed to executive officers of the Company, except that Mr. Tinebra received a sign-on bonus of $60,000, payment of which was guaranteed at the time of his hire and paid in equal monthly installments through December 31, 2001.

     The stock option program is designed to relate executives’and certain middle managers’long-term interests to shareholders’long-term interests. In general, stock option awards are granted on an annual basis if warranted by the Company’s growth and profitability. Stock options are awarded on the basis of individual performance and/or the achievement of internal strategic objectives.

     Based on review of available information, the Committee believes that the former Chief Executive Officer’s total annual compensation was reasonable and appropriate given the size and historical performance of the Company’s business, the Company’s position as compared to its peers in the industry, and the specific challenges faced by the Company during 2001, such as the ongoing transition of the Company from a computer systems integrator to a professional and network services firm.

Compensation Committee —————————————— Thomas F. Dorazio (Chairperson) Ira Cohen Doreen A. Wright

14

Report of the Audit Committee

     The Audit Committee of the Board of Directors is comprised entirely of independent outside directors. The Audit Committee’s primary function is to oversee the Company’s system of internal controls, financial reporting practices and audit function to ensure their quality, integrity and objectivity. The Board of Directors has adopted and approved a written charter for the Audit Committee.

     For fiscal 2001, the Audit Committee reviewed the overall audit scope, plans and results of the audit engagement. The Committee also met with the independent auditors to discuss the year’s audit. In addition, the Committee reviewed and discussed the Company’s annual financial statements with management before issuance.

     The Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, Communication with Audit Committees, of the Auditing Standards Board of the American Institute of Certified Public Accountants, to the extent applicable. The Audit Committee has also received and reviewed the written disclosures and confirmation from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee, of the Independence Standards Board, and has discussed with the auditors the auditors’independence.

     Based on the foregoing review and discussions, and in reliance on Section 14A:6-14(2) of the New Jersey Business Corporation Act permitting reliance on the reports prepared by an independent public accountant or certified public accountant or firm of such accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Audit Committee —————————————— Ira Cohen (Chairperson) Thomas F. Dorazio Doreen A. Wright

15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     There were, as of June 18, 2002, approximately 294 holders of record and approximately 2,421 beneficial owners of our Common Stock. The following table sets forth certain information, as of June 18, 2002, with respect to holdings of the Common Stock by (i) each person known by us to beneficially own more than 5% of the total number of shares of Common Stock outstanding as of such date, (ii) each of our directors, nominees, and named executive officers, and (iii) all directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

Certain Beneficial Owners:

Stan Gang (3)	1,967,300	29.9%
7 Ridgedale Avenue
Cedar Knolls, NJ 07927

Fallen Angel Equity Fund, L.P. (4)	687,100	10.4%
c/o Fallen Angel Capital, LLC
125 Half Mile Road
Red Bank, NJ 07733

Royce & Associates, Inc. (6)	559,500	8.5%
1414 Avenue of the Americas, 9th Floor
New York, NY 10019

Dimensional Fund Advisors Inc. (5)	436,400	6.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Directors, nominees, and named executive officers who are not named above:

Michael Gang (7)	30,000	*
Ira Cohen (8)	15,000	*
Thomas F. Dorazio (9)	27,500	*
Doreen A. Wright(l0)	22,500	*
Vincent Tinebra (11)	62,500	*
William S. Medve (12)	38,750	*
Jack P. Adler (13)	28,500	*
Donald A. Deieso (14)	0	*
Richard G. Erickson (15)	25,000	*

All directors and executive officers as a group
(9 persons)	2,192,050	33.27%

*Less than one percent

(1)	Except as set forth in the footnotes to this table and subject to applicable community property law, the persons named in the table have sole voting and sole investment power with respect to all shares of Common Stock shown as beneficially owned by such shareholder.

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(2)	Applicable ownership percentage is based on 6,588,413 shares of Common Stock outstanding on June 18, 2002, plus presently exercisable stock options held by each such holder as of June 18, 2002 or within the 60 days after such date.

(3)	Pursuant to a Schedule 13G/A filed with the SEC on January 11, 2002. Does not include 135,000 shares of Common Stock owned by The Gang Annuity Trust dated January 3, 1994. Mr. Gang disclaims beneficial ownership of such shares.

(4)	Pursuant to a Schedule 13D/A filed with the SEC on August 20, 1999 and information furnished by Fallen Angel Equity Fund, L.P.

(5)	Pursuant to a Schedule 13G/A filed with the SEC on February 12, 2002.

(6)	Pursuant to a Schedule 13G/A filed with the SEC on February 7, 2002.

(7)	Represents 30,000 shares of Common Stock underlying options which are exercisable as of June 18, 2002 or within the 60 days after such date. Excludes 5,000 shares underlying options which become exercisable over time after such period. In addition, excludes 135,000 shares owned by The Gang Annuity Trust. Mr. Gang disclaims beneficial ownership of such shares.

(8)	Represents 15,000 shares of Common Stock underlying options which are exercisable as of June 18, 2002 or within the 60 days after such date. Does not include 687,100 shares of Common Stock owned by Fallen Angel Equity Fund, L.P., a Delaware limited partnership, in which Mr. Cohen is a limited partner. Mr. Cohen disclaims beneficial ownership of such shares of Common Stock.

(9)	Represents 27,500 shares of Common Stock underlying options which are exercisable as of June 18, 2002 or within the 60 days after such date.

(10)	Represents 5,000 shares of Common Stock beneficially owned and 17,500 shares of Common Stock underlying options which are exercisable as of June 18, 2002, or within the 60 days after such date.

(11)	Represents 62,500 shares of Common Stock underlying options which are exercisable as of June 18, 2002 or within the 60 days after such date. Excludes 112,500 shares underlying options which become exercisable over time after such period. Effective April 12, 2002, Mr. Tinebra entered into a Severance and Release Agreement providing for his resignation as President and Chief Operating Officer.

(12)	Represents 38,750 shares of Common Stock underlying options which are exercisable as of June 18, 2002 or within the 60 days after such date. Excludes 47,500 shares underlying options which become exercisable over time after such period.

(13)	Represents 28,500 shares of Common Stock underlying options which are exercisable as of June 18, 2002 or within the 60 days after such date. Excludes 26,000 shares underlying options which become exercisable over time after such period.

(14)	Represents 0 shares of Common Stock underlying options which are exercisable as of June 18, 2002 or within the 60 days after such date.

(15)	Represents 25,000 shares of Common Stock underlying options which are exercisable as of June 18, 2002 or within the 60 days after such date. Said shares are not included in the total as Mr. Erickson was not an executive officer of the Company as of December 31, 2001.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In 1995, the Board of Directors adopted a policy requiring that any transactions between the Company and its officers, directors, principal shareholders and their affiliates be on terms no less favorable to the Company than could be obtained from unrelated third parties and that any such transactions be approved by a majority of the disinterested members of the Board of Directors.

     In 2001, we paid, as compensation for services rendered to the Company and for sales generated, an aggregate of $325,100 to Michael Gang, the son of Stan Gang, the Company’s Chairman of the Board. Michael Gang serves as National Account Manager/Sector Director and has served as a Director since September 1995 and as Secretary of the Company from September 1995 to October 1997.

     Following Stan Gang’s retirement as Chief Executive Officer of the Company effective December 1, 2001, the duties of the CEO devolved upon the Executive Committee of the Board of Directors, consisting of Ira Cohen, Thomas F. Dorazio and Doreen A. Wright. The Board abolished the Executive Committee in April 2002. Effective March 15, 2002, the Board retained Richard Erickson, a technology and operations executive with 20 years of industry experience, as Chief Executive Officer. Mr. Erickson, who joined the Company in a consulting capacity through New England Associates, LLC, a professional services turnaround consultancy of which Mr. Erickson is president, was most recently Senior Vice President, Operations of Scient, Inc., an e-business consulting firm. Mr. Erickson previously held the same position with iXL Enterprises, Inc. prior to the 2001 merger of Scient and iXL. From 1998 to 2000, Mr. Erickson was Managing Director, Tri-State Region, of Aztec Technology Partners, a network and e-infrastructure consulting services firm. From 1988 to 1998, Mr. Erickson was a principal and President of Digital Network Associates, a network integration services company.

     Pursuant to the terms of his engagement, Mr. Erickson has been retained for a minimum term of six months at $15,000 per month, plus a bonus of $90,000 payable upon certain contingencies and a fully-vested option or warrant for 25,000 shares of the Company’s Common Stock. During the term of his consulting engagement, Mr. Erickson will execute the duties and exercise the responsibilities of chief executive officer. At the discretion of the Company’s Board of Directors, the consulting engagement may be converted into an employment agreement at an annual base salary of $260,000. Mr. Erickson would also be entitled to, among other things, a performance bonus of up to 80% of base salary based on mutually agreed criteria and an additional 275,000 stock options, including a guaranteed minimum realizable sum of $600,000, representing the aggregate difference between the exercise price of options and the fair market value of the Company’s Common Stock underlying such options, on the exercise of all options held by Mr. Erickson in the event of a sale or merger of the Company within two years of the commencement of his employment. In the event of the conversion of the consulting engagement into an employment agreement, or earlier, Mr. Erickson would be nominated for election as a member of the Board of Directors of the Company.

     Mr. Cohen, a director and member of the Audit, Compensation and Options Committees, is a principal of Fallen Angel Capital LLC (“Fallen Angel”), a Delaware limited liability company which is the general partner of Fallen Angel Equity Fund, L.P., a Delaware limited partnership which owns more than 10% of the Common Stock of the Company. In May 2000, the Company’s shareholders authorized the issuance to Fallen Angel of a warrant (the “Warrant”) to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $5.00 per share, exercisable for a period of one year commencing on May 19, 2000 and ending on May 18, 2001. The Warrant was issued in consideration for investment banking advisory services rendered by Fallen Angel in connection with the Company’s preferred stock investment in nex-i.com Inc., in which Fallen Angel Equity Fund, L.P. also participated.

     In October 2000, the Company’s Board of Directors authorized the execution of an engagement letter with Updata Capital, Inc., an investment advisory firm of which Mr. Cohen is Managing Director (“Updata Capital”), pursuant to which Updata Capital was engaged on an exclusive basis as a financial advisor to assist the Company’s management and Board of Directors in examining strategic alternatives to maximize shareholder value. The engagement, which was terminable by either party on thirty days’ prior notice, provided for the payment of a “success” fee to Updata Capital of the aggregate consideration paid in certain transactions. The engagement letter also contained customary expense reimbursement and indemnification provisions. The Company terminated the engagement effective July 2001. From time to time thereafter, the Company renewed this arrangement with Updata Capital to act in a similar capacity. No amounts were paid by the Company to Updata Capital in 2001 in connection with this engagement.

     The Company has executed indemnification agreements with its Chairman of the Board, Stan Gang, its Executive Vice President, Chief Financial Officer and Treasurer, William S. Medve, and its Executive Vice President, Secretary and General Counsel, Jack P. Adler, and expects to enter into a similar agreement with Richard G. Erickson, who serves as its President and CEO. Pursuant to the agreements, the Company agrees, subject to certain exceptions, to indemnify each such officer to the fullest extent permitted by law if such officer becomes subject to an action arising out of the discharge of his duties as an officer, employee, agent or fiduciary of the Company.

Item II

RATIFICATION OF THE AMENDMENT TO THE 1995 STOCK PLAN

     The Company’s shareholders are being asked to ratify the action of the Board of Directors in adopting an amendment to the Company’s 1995 Stock Plan (the “Plan”). A general discussion of the principal terms of the Plan and the proposed amendment are as set forth below. This discussion is qualified in its entirety by the full text of the Plan, as amended, a copy which is attached to this Proxy Statement as Exhibit A.

     General. The Plan provides for awards of incentive stock options (“ISOs”), non-statutory stock options, stock purchase rights and restricted stock to officers and key employees of the Company. Under the Plan, an aggregate of 1,500,000 shares of Common Stock is currently available for issuance, subject to certain adjustments as set forth in the Plan. Such shares may be either authorized but unissued shares or reacquired shares of Common Stock. Unless earlier terminated by the Board of Directors, the Plan will terminate on August 25, 2005, 10 years after the effective date of the Plan. If an option expires or becomes unexercisable for any reason without having been exercised in full, the unpurchased shares that were subject to such option shall, unless the Plan has been terminated, become available for future grant under the Plan.

     Proposed Amendment. In May 2002, the Board of Directors amended the Plan to increase the number of authorized shares of Common Stock available for issuance under the Plan from 1,000,000 to 1,500,000 shares, subject to shareholder approval at this Annual Meeting. Any options granted with respect to the 500,000 additional shares between the May 2002 Board action and the date on which shareholders take action with respect to the amendment will be treated as ISOs if they were intended to be ISOs at the time of grant, but only if shareholders ratify the amendment. If the amendment increasing the number of available shares is not ratified by the shareholders, then the 500,000 additional shares will still be available for issuance under the Plan, but any options granted with respect thereto must be non-statutory stock options, as opposed to ISOs.

     Administration and Amendment. A “grant committee” consisting of no less than two non-employee directors appointed by the Board of Directors has sole authority to administer the Plan. The responsibilities of the “grant committee” include, among other things, interpreting terms of the Plan and awards granted thereunder, determining the exercise price of shares awarded, and establishing and rescinding any rules and regulations relating to the Plan. The Plan may be amended or suspended in whole or in part at any time and from time to time by the Board of Directors, provided such amendment or termination will not impair the rights of any optionee, in which case, the Board of Directors must obtain prior consent from all such impaired optionees. In addition, no amendment shall be effective unless and until the amendment is approved by the Company’s shareholders if the failure to obtain shareholder approval would adversely affect Plan compliance with Rule 16b-3 under the Securities Exchange Act of 1934 and other applicable law.

     Incentive Stock Options. ISOs may not be granted to any employee who, at the time of the grant, owns greater than 10% of the voting power of all classes of Common Stock (or the stock of any subsidiary) with an exercise price less than 110% of the fair market value of the Common Stock on the grant date. ISOs may not be granted to other employees with an exercise price less than 100% of the fair market value of the Common Stock on the grant date.

     Non-statutory Stock Options. Non-statutory stock options may not be granted to any person who, at the time of grant, owns greater than 10% of the voting power of all classes of Common Stock (or the stock of any subsidiary) with an exercise price less than 100% of the fair market value of the Common Stock on the grant date. Non-statutory stock options may not be granted to any other person with an exercise price less than 85% of the fair market value of the Common Stock on the grant date.

     The maximum terms for options granted under the Plan are provided in the individual option agreements, except that the term for ISOs may not exceed 10 years from the grant date, and the term for options granted to a person who, at the time the option is granted, owns stock representing greater than 10% of the voting power of all classes of the Common Stock (or any parent company or subsidiary) may not exceed five years from the grant date.

     Stock Purchase Rights. The right to purchase shares of Common Stock may not be granted with an exercise price less than 50% of the fair market value of the Common Stock on the grant date. Stock purchase rights may be issued either alone, in addition to, or together with other awards granted pursuant to the Plan and/or cash awards made outside of the Plan. A purchaser must accept the offer, by signing a restricted stock purchase agreement which provides the Company with a repurchase option, within 30 days after the date the determination was made to grant the stock purchase right. The Company has the option to repurchase these shares for the original price paid by the purchaser at such time as the employee’s employment with the Company is either voluntarily or involuntarily terminated. If the Company opts to repurchase shares of restricted stock, the Company will pay the purchaser the original price the purchaser paid for the shares, by either paying such amount or by canceling any indebtedness the purchaser has to the Company. Upon exercise of the stock purchase right, the purchaser will have the rights of any other holder of Common Stock. The “grant committee” will determine, at the time of grant, the terms of the grant of restricted stock, including the purchase price, if any, the restrictions placed on the shares and the time or times at which the restrictions lapse.

     Eligibility. The “grant committee” determines which officers and key employees are eligible to participate in the Plan. Non-statutory stock options may be granted to the Company’s employees and consultants, but ISOs may only be granted to the Company’s employees. The Company estimates that approximately 200 employees are currently eligible to participate in the Plan. The awards that will be granted to eligible participants under the Plan are subject to the discretion of the Compensation Committee and, therefore, are not determinable at this time.

     Adjustment for Stock Dividends, Mergers, etc. The number of shares of Common Stock covered by each outstanding option, and the number of shares of Common Stock authorized for issuance under the Plan but as to which no options have yet been granted or which have been returned upon the cancellation or expiration of an option, as well as the price per share of Common Stock covered by each such outstanding option, will be proportionately adjusted by the Board for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock which are effected without the receipt of consideration by the Company. The conversion of any of the Company’s convertible securities will not be considered to have been “effected without the receipt of consideration.”

     If there is a proposed dissolution or liquidation of the Company, the Board of Directors must notify optionees at least 15 days before dissolving or liquidating the Company. All unexercised options will terminate immediately before the dissolution or liquidation. If the Company mergers or consolidates with or into another corporation or if the Company sells all or substantially all of its assets, the options will be assumed (or an equivalent option will be substituted) by the successor corporation or by a parent or subsidiary of the successor corporation. However, if the successor corporation does not agree to assume the option or to substitute an equivalent option, the Board of Directors must instead provide the optionee the right to exercise the option as to all of the optioned stock, including shares as to which the option would not otherwise be exercisable. If the Board of Directors makes an option fully exercisable in lieu of assumption or substitution if there is a merger or consolidation, the Board of Directors must notify the optionee that the option can be fully exercised for a period of 15 days from the date of the notice, and that the option will terminate after 15 days. The option will be considered assumed if, following the merger or consolidation, the option or right gives the right to purchase, for each share of stock subject to the option immediately prior to the merger or consolidation, the consideration (whether stock, cash, or other securities or property) received in the merger or consolidation by holders of Common Stock for each share held on the effective date of the transaction. However, if the consideration received in the merger or consolidation was not only common stock of the successor corporation or its parent, the Board of Directors may, with the consent of the successor corporation and the participant, provide for the consideration to be received on the exercise of the option, for each share of stock subject to the option, to be only common stock of the successor corporation or its parent that is equal in fair market value to the per share consideration that is received by holders of common stock in the merger or sale of assets.

     Certain Federal Tax Consequences. The following brief summary reflects current interpretations of applicable federal income tax law relating to awards under the Plan. The law is highly technical and complex, and the following represents only a general summary of the applicable provisions.

     A participant receiving a non-statutory stock option will not realize any compensation income under the Internal Revenue Code (the “Code”) upon the grant of the option. However, a participant will realize compensation income at the time of exercise in the amount of the difference between the option price and the fair market value on the date of exercise. The Company is entitled to a deduction at the time of exercise equal to the amount of compensation income that is realized by the optionee.

     A participant receiving an ISO will not realize any compensation income under the Code upon the grant of the option. Upon exercise, the participant will generally not recognize any compensation income, and the Company will not be entitled to a deduction. If certain holding periods are met, then upon a subsequent sale of the stock purchased pursuant to the exercise of the ISO, the participant will recognize a capital gain or loss equal to the difference between the amount realized upon the sale and the amount paid upon exercise of the option. The difference between the option price and the fair market value, however, may have an impact under the Alternative Minimum Tax rules. In addition, if the participant sells or otherwise disposes of the stock acquired in connection with the exercise of an ISO, before the earlier of the date that is two years after the grant of the ISO or one year after exercise of the ISO, then the favorable ISO tax treatment will be lost.

     A recipient of restricted stock pursuant to the exercise of stock purchase rights generally will not be subject to tax at the time of receipt of the restricted stock, but will be subject to tax at ordinary income rates on the amount by which the fair market value of the restricted stock at such time as the stock is no longer subject to a substantial risk of forfeiture or is transferable by the recipient exceeds the amount (if any) paid for the stock by the recipient. However, a recipient may elect under Section 83(b) of the Code within 30 days of the date of receipt of the restricted stock to include as ordinary income in the year of receipt of the shares an amount equal to the excess of the fair market value of such shares of restricted stock at the time of transfer (determined without regard to any restrictions which apply to the shares) over the purchase price, if any, of such restricted stock. Upon the subsequent sale or exchange of such restricted stock, the recipient will recognize capital gain or loss measured by the difference between the amount realized on the disposition and the basis of the restricted stock, which will equal the sum of the purchase price, plus the amount included in gross income under Section 83(b) of the Code.

     Upon the sale or exchange of the shares after the forfeiture period has expired, the Company will be entitled to a deduction equal to the amount that is taxable as ordinary income to the recipient.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”THE RATIFICATION OF THE AMENDMENT TO THE 1995 STOCK PLAN.

Item III

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has retained PricewaterhouseCoopers LLP as independent accountants of the Company for the year ending December 31, 2002. PricewaterhouseCoopers LLP also served as independent accountants of the Company for 2001. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with the Company in any capacity other than as independent accountants.

     The affirmative vote of a majority of the votes cast at the Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as the Independent Accountants of the Company for the year ending December 31, 2002.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002.

     One or more representatives of PricewaterhouseCoopers LLP is expected to attend the Meeting and to have an opportunity to make a statement and/or respond to appropriate questions from shareholders.

PRICEWATERHOUSECOOPERS LLP FEE INFORMATION

     The fees billed for services rendered for the Company by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2001 were as follows:

Audit Fees	$156,250

Financial Information Systems Design and Implementation Fees	$ 0

All Other Fees *	$ 40,260

     *All Other Fees includes $19,010 in fees billed for tax advice services and $21,250 relating to accounting advice and analysis in connection with various matters rendered for the Company by PricewaterhouseCoopers LLP for the fiscal year ended December 31, 2001.

     The Audit Committee has considered whether the provision of the services covered under the captions “Financial Information Systems Design and Implementation Fees” and “All Other Fees” above is compatible with maintaining the auditor’s independence.

SHAREHOLDERS’PROPOSALS

     Shareholders who wish to submit proposals for inclusion in the Company’s proxy statement and form of proxy relating to the 2003 Annual Meeting of Shareholders must advise the Secretary of the Company of such proposals in writing by February 28, 2003.

OTHER MATTERS

     The Board of Directors is not aware of any business to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other business should properly come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL

     The accompanying proxy is solicited by and on behalf of the Board of Directors, whose notice of meeting is attached to this Proxy Statement, and the entire cost of such solicitation will be borne directly by the Company.

     In addition to the use of the mails, proxies may be solicited by personal interview, telephone, telegram, facsimile and e-mail by directors, officers and other employees of the Company who will not be specially compensated for these services. The Company will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. The Company will reimburse such persons for their reasonable expenses in connection therewith.

     Certain information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company is based upon information received from the individual directors and officers.

     THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO BUT NOT INCLUDING EXHIBITS, TO EACH OF ITS SHAREHOLDERS OF RECORD AS OF JUNE 18, 2002, AND TO EACH BENEFICIAL SHAREHOLDER AS OF THAT DATE UPON WRITTEN REQUEST MADE TO JACK P. ADLER, SECRETARY OF THE COMPANY, 7 RIDGEDALE AVENUE, CEDAR KNOLLS, NEW JERSEY 07927, TELEPHONE NO. (973) 889-3813. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

     PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors, Jack P. Adler Secretary

Cedar Knolls, New Jersey June 28, 2002 25

Exhibit A

AlphaNet Solutions, Inc.

1995 STOCK PLAN

     1. Purposes of the Plan. The purposes of this Stock Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business. Options granted under the Plan may be incentive stock options (as defined under Section 422 of the code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder. Stock purchase rights may also be granted under the Plan.

2.	Certain Definitions. As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Committee” means the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan.

(e)	“Common Stock” means the Common Stock of the Company.

(f)	“Company” means AlphaNet Solutions, Inc., a New Jersey corporation.

(g)	“Consultant” means any person, including an advisor, who is engaged by the Company or any Parent or subsidiary to render services and is compensated for such services, and any director of the Company whether compensated for such services or not, provided that if and in the event the Company registers any class of any equity security pursuant to the Exchange Act, the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director’s fee by the Company.

(h)	“Continuous Status as an Employee” means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

26

(i)	“Employee” means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director’s fee by the company shall not be sufficient to constitute “employment” by the Company.

(j)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system including without limitation the National Market System of the National Association of Securities Dealers, Inc Automated Quotation (“Nasdaq”) System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange for the last market trading day prior to the time of determination as reported in the Wall Street Journal or such other source as the Administrator deems reliable or;

(ii)	If the Common Stock is quoted on Nasdaq (but not on the National Market System thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high and low asked prices for the Common Stock or;

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(l)	“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(m)	“Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(n)	“Option” means a stock option granted pursuant to the Plan.

(o)	“Optioned Stock” means the Common Stock subject to an Option.

(p)	“Optionee” means an Employee or Consultant who receives an Option.

(q)	“Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(r)	“Plan” means this 1995 Stock Plan.

(s)	“Restricted Stock” means shares of Common Stock acquired pursuant to a grant of stock purchase rights under Section 11 below.

(t)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 13 of the Plan.

27

(u)	“Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.	Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 1,500,000 shares of Common Stock. The shares may be authorized, but unissued, or reacquired Common Stock.

If an option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

4.	Administration of the Plan.

(a)	Procedure.

(i)	Administration With Respect to Directors and officers. With respect to grants of Options or stock purchase rights to Employees who are also officers or directors of the Company, the Plan shall be administered by (A) the board if the Board may administer the Plan in compliance with Rule 16b-3 promulgated under the Exchange Act or any successor thereto (“Rule 16b-3”) with respect to a plan intended to qualify thereunder as a discretionary plan, or (B) a Committee designated by the Board to administer the Plan, which Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Rule 16b-3 with respect to a plan intended to qualify thereunder as a discretionary plan.

(ii)	Multiple Administrative Bodies. If permitted by Rule 16b-3, the Plan may be administered by different bodies with respect to directors, non-director officers and Employees who are neither directors nor officers.

(iii)	Administration With Respect to Consultants and Other Employees. With respect to grants of Options or stock purchase rights to Employees or Consultants who are neither directors nor officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the legal requirements relating to the administration of incentive stock option plans, if any, of New Jersey corporate law and applicable securities laws and of the Code (the “Applicable Laws”). Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws.

28

(b)	Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value of the Common Stock, in accordance with Section 2(k) of the Plan;

(ii)	to select the officers, Consultants and Employees to whom Options and stock purchase rights may from time to time be granted hereunder;

(iii)	to determine whether and to what extent Options and stock purchase rights or any combination thereof, are granted hereunder;

(iv)	to determine the number of shares of Common Stock to be covered by each such award granted hereunder;

(v)	to approve forms of agreement for use under the Plan;

(vi)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation or waiver of forfeiture restrictions regarding any Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator shall determine, in its sole discretion);

(vii)	to determine whether and under what circumstances an Option may be settled in cash under subsection 9(f) instead of Common Stock;

(viii)	to determine whether, to what extent and under what circumstances Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

(ix)	to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted; and

(x)	to determine the terms and restrictions applicable to stock purchase rights and the Restricted Stock purchased by exercising such stock purchase rights.

(c)	Effect of Committee’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

5.	Eligibility.

(a)	Nonstatutory Stock Options may be granted to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

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(b)	Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.

(c)	For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(d)	The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company’s right to terminate his employment or consulting relationship at any time, with or without cause.

6.	Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 19 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 15 of the Plan.

7.	Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8.	Option Exercise Price and Consideration.

(a)	The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

(i)	In the case of an Incentive Stock Option

(A)	granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)	granted to any Employee, the per Share exercise price shall be no less than 100% of the Fair market Value per Share on the date of grant.

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(ii)	In the case of a Nonstatutory Stock Option

(A)	granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

(B)	granted to any person, the per Share exercise price shall be no less than 85% of the Fair Market Value per Share on the date of grant.

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(b)	The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) authorization from the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the option is exercised, (6) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (7) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the option holder to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (8) any combination of the foregoing methods of payment, or (9) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws. In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9.	Exercise of Option.

(a)	Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

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Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)	Termination of Employment. In the event of termination of an Optionee’s consulting relationship or Continuous Status as an Employee with the Company (as the case may be), such Optionee may, but only within ninety (90) days (or such other period of time as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option and not exceeding ninety (90) days after the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(c)	Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee’s consulting relationship or Continuous Status as an Employee as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(d)	Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(e)	Rule 16b-3. Options granted to persons subject to Section 16(b) of the Exchange Act must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

(f)	Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

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10.	Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee, only the Optionee. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

11.	Stock Purchase Rights.

(a)	Rights to Purchase. Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer stock purchase rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid (which price shall not be less than 50% of the Fair Market Value of the Shares as of the date of the offer), and the time within which such person must accept such offer, which shall in no event exceed thirty (30) days from the date upon which the Administrator made the determination to grant the stock purchase right. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

(b)	Repurchase Option. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at such rate as the Committee may determine.

(c)	Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion. In addition, the provisions of Restricted Stock purchase agreements need not be the same with respect to each purchaser.

(d)	Rights as a Shareholder. Once the stock purchase right is exercised, the purchaser shall have the rights equivalent to those of a shareholder, and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock purchase right is exercised, except as provided in Section 13 of the Plan.

12.	Stock Withholding to Satisfy Withholding Tax Obligations. At the discretion of the Administrator, Optionees may satisfy withholding obligations as provided in this paragraph. When an Optionee incurs tax liability in connection with an Option or stock purchase right, which tax liability is subject to tax withholding under applicable tax laws, and the Optionee is obligated to pay the Company an amount required to be withheld under applicable tax laws, the Optionee may satisfy the withholding tax obligation by electing to have the Company withhold from the Shares to be issued upon exercise of the Option, or the Shares to be issued in connection with the stock purchase right, if any, that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).

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All elections by an Optionee to have Shares withheld for this purpose shall be made in writing in a form acceptable to the Administrator and shall be subject to the following restrictions:

(a)	the election must be made on or prior to the applicable Tax Date;

(b)	once made, the election shall be irrevocable as to the particular Shares of the Option or Right as to which the election is made;

(c)	all elections shall be subject to the consent or disapproval of the Administrator;

(d)	if the Optionee is subject to Rule 16b-3, the election must comply with the applicable provisions of Rule 16b-3 and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

In the event the election to have Shares withheld is made by an Optionee and the Tax Date is deferred under Section 83 of the Code because no election is filed under Section 83(b) of the Code, the Optionee shall receive the full number of Shares with respect to which the Option or stock purchase right is exercised but such Optionee shall be unconditionally obligated to tender back to the Company the proper number of Shares on the Tax Date.

13.	Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

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In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger or consolidation of the Company with or into another corporation or the sale of all or substantially all of the Company’s assets (hereinafter, a “merger”), the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger, the Option or right confers the right to purchase, for each Share of stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon the exercise of the Option, for each Share of stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

14.	Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

15.	Amendment and Termination of the Plan.

(a)	Amendment and Termination.The Board may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16B-3 under the Exchange Act or with Section 422 of the Code (or any other applicable law or regulation, including the requirements of the NASD or an established stock exchange), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)	Effect of Amendment or Termination.Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

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16.	Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

17.	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18.	Agreements. Options and stock purchase rights shall be evidenced by written agreements in such form as the board shall approve from time to time.

19.	Shareholder Approval. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law.

20.	Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

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ALPHANET SOLUTIONS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
COMPANY FOR THE 2002 ANNUAL MEETING OF SHAREHOLDERS

     The undersigned hereby constitutes and appoints Stanley Gang and Jack P. Adler, and each of them, the true and lawful agent and proxy of the undersigned with full power of substitution in each, to represent and to vote on behalf of the undersigned all of the shares of AlphaNet Solutions, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company (the “Meeting”) to be held at the offices of the Company at 7 Ridgedale Avenue, Cedar Knolls, New Jersey at 10:00 a.m., local time, on Wednesday, July 31, 2002, and at any adjournment or adjournments thereof, upon the following matters more fully described in the Notice of Annual Meeting of Shareholders and Proxy Statement for the Meeting (receipt of which is hereby acknowledged).

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees for director as named in the Proxy Statement, FOR Item 2, and FOR Item 3.

(continued and to be signed on reverse side)

[ X ] Please mark your votes as in this example

1.	ELECTION OF DIRECTORS.

Nominees:

	FOR	AGAINST	WITHHELD

Stan Gang	[ ]	[ ]	[ ]

Richard G. Erickson	[ ]	[ ]	[ ]

Michael Gang	[ ]	[ ]	[ ]

Ira Cohen	[ ]	[ ]	[ ]

Thomas F. Dorazio	[ ]	[ ]	[ ]

Doreen A. Wright	[ ]	[ ]	[ ]

		FOR	AGAINST

2.	APPROVAL OF PROPOSAL TO RATIFY THE AMENDMENT TO THE 1995 STOCK PLAN.	[ ]	[ ]	[ ]

3.	APPROVAL OF PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS, LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2002.	[ ]	[ ]	[ ]

4.	In their discretion, the proxies are authorized to vote upon other business as may properly come before the Meeting.

I Will [  ]                    Will Not [  ]

                   attend the Meeting

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY.

Signature of Shareholder________________________________________________

Signature of Shareholder________________________________________________

Dated:______________________

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held by joint tenants, both should sign. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.